EXHIBIT 10.1

AMENDMENT NO.1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Loan and Security Agreement (this “Amendment”) is made on December 15, 2009 (“Effective Date”) by and among COMERICA BANK, a Texas banking association (“Bank”), and SIGNATURE EYEWEAR, INC., a California corporation (“Borrower”).

Borrower and Bank entered into a Loan and Security Agreement dated September 14, 2007 (“Loan Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).  Borrower and Bank have agreed to amend the terms of the Loan Agreement, as provided in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1.  Capitalized Terms.  In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Loan Agreement.

2.  Amendments.  The Loan Agreement is amended as follows:

(a) The following terms, which are defined in the Loan Agreement, are given the following amended definitions:

“Advance” shall mean a borrowing requested by Borrower and made by Bank under this Agreement, including a LIBOR Option Advance and/or a Prime Referenced Rate Option Advance.

“Credit Limit” shall mean Four Million Dollars ($4,000,000).

“First Amendment Effective Date” shall mean December 15, 2009.

“Inventory Advances” shall mean any Advances made by Bank which are thirty five percent (35%) of the lower of cost or market value of Borrower’s Eligible Inventory, and as may be adjusted by Bank, in Bank’s discretion, for age and seasonality or other factors affecting the value of the Inventory, up to advances outstanding at any one time of not greater than the Inventory Sublimit upon Borrower’s concurrent execution and delivery to Bank of a Designation of Inventory, or Certification of Borrowing Base, in form customarily used by Bank.  “Eligible Inventory” shall mean Borrower’s Inventory that (a) consists of finished goods (i.e., frames) or eyeglass cases, (b) is less than (i) 730 days old from the First Amendment Effective Date until February 28, 2010, and (ii) 365 days old thereafter, and (c) is located in the United States of America.

“LIBOR” shall mean the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =                 LIBOR Base
100% - LIBOR Reserve Percentage

provided, however, in no event and at no time shall LIBOR be less than one (1%) percent per annum.

“LIBOR Option” shall mean a rate equal to three (3.00%) percent above Bank’s LIBOR.

(b) As of January 31, 2010, the following term which Is defined In the Loan Agreement, is given the following amended definition:

“Tangible Effective Net Worth” shall mean, with respect to any Person and as of any applicable date of determination, Tangible Wet Worth plus Subordinated Debt, plus (or minus) the negative (or positive) change in deferred tax assets of such Person.

(c) On the Debt Repayment Date (as defined in Section 3 of this Amendment), the following term which is defined in the Loan Agreement, shall be given the following amended definition:

“Subordinated Debt” shall mean indebtedness of the Borrower to any Person which has been subordinated to the Indebtedness pursuant to a Subordination Agreement in form and content satisfactory to Bank.

(d) The following terms and their respective definitions are hereby added to Section 1.1 of the Loan Agreement in their respective alphabetical order;

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of Its domestic and International business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating to LIBOR, LIBOR Option Advances and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following;

(a)           for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of Indebtedness hereunder and for a period equal to one (1) month;

divided by

(b)           1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Inventory Sublimit” shall mean (i) One Million Dollars ($1,000,000) from the First Amendment Effective Date until February 28, 2010, and (ii) Seven Hundred and Fifty Thousand Dollars ($750,000) at all times thereafter.

“Prime Rate” shall mean the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum.  If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

“Prime Referenced Rate Option” shall mean a rate equal to one percent (1.00%) above the Prime Referenced Rate.

“Prime Referenced Rate Option Advance” shall mean an Advance bearing interest at the Prime Referenced Rate Option.

(e) (i)           The defined terms “Base Rate”, “Base Rate Option”, “Base Rate Option Advance” and “LIBOR Business Day” in Sections 1.6, 1.7, 1.8 and 1.31 of the Loan Agreement respectively, shall each be replaced with “Intentionally Omitted” in substitution therefor.

(ii)           All other references in the Loan Agreement to “Base Rate”, ‘Base Rate Option”, “Base Rate Option Advance” and “LIBOR Business Day” shall be deleted in their entirety and replaced with “Prime Referenced Rate”, “Prime Referenced Rate Option”, “Prime Referenced Rate Option Advance” and “Business Day” respectively.

(f) The third sentence of Section 2.3 of the Loan Agreement is amended and restated in its entirety as follows:

“Borrower shall pay to Bank (a) a letter of credit fee of 2.25% per annum on the stated amount of any standby letter of credit (payable in advance and computed on a basis of actual days to expiry over a year of 360 days) and (b) any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing letters of credit.”

(g) Section 2.4 of the Loan Agreement is amended and restated in its entirety as follows:

“Borrower shall pay to Bank:

(a)           a non-refundable facility fee payable in equal quarterly installments of Two Thousand Five Hundred Dollars ($2,500) on the last day of each of its fiscal quarters and at maturity, commencing December 31, 2009; and

(b)           a non-refundable renewal fee in the amount of Fourteen Thousand Dollars ($14,000), which renewal fee is payable in four equal quarterly installments of Three Thousand Five Hundred Dollars ($3,500) on December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010.”

(h) The first sentence of Section 3.1 of the Loan Agreement is amended and restated in its entirety as follows:

“3.1           This Agreement shall remain in full force and effect until December 1, 2011 unless earlier terminated by notice by Borrower or by Bank pursuant to Section 8.1.”

(i) The last sentence of Section 6.6 of the Loan Agreement is amended and restated as follows:

“Notwithstanding anything to the contrary in this Section 6.6, Borrower may make Capital Expenditures in an aggregate amount that is not greater than One Hundred Forty Thousand Dollars ($140,000) in any fiscal year.”

(j) Section 6.16 c(6) of the Loan Agreement Is amended and restated as follows:

“(6)           Financial projections for each fiscal year within sixty (60) days after the last day of the prior fiscal year.”

(k) Sections 6.17 b and c of the Loan Agreement are amended and restated in their entirety as follows:

b.           a Quick Ratio of not less than 0.33:1.00 as of the last day of each fiscal quarter; and

c.           a Leverage Ratio of not more than 5.00:1.00 as of the last day of each fiscal quarter.

(l) Exhibit A to the Loan Agreement (Form of Compliance Certificate) shall be amended end replaced with Exhibit A attached to this Amendment.

3.  Consent to Debt Repayment and Amendment to Subordinated Debt Definition.  Borrower has requested Bank’s consent to the repayment of the loan from ASHFORD CAPITAL, LLC (“Junior Creditor’) to Borrower evidenced by a promissory note in the original principal amount of $125,000 by Borrower in favor of Junior Creditor dated April 23, 2007 (“Debt Repayment”).  Notwithstanding anything to the contrary contained in the Loan Agreement or Loan Documents, Bank hereby grants its consent to the Debt Repayment, subject to the following:

(a) The amount of the Debt Repayment shall not exceed $125,000 plus accrued interest thereon and shall occur no later than December 31, 2010;

(b) No default or event of default under the Loan Agreement or any Loan Document shall have occurred and be continuing at the time of the Debt Repayment nor shall any such default or event of default result or reasonably be expected to result from the Debt Repayment; and

(c) Borrower shall provide Bank with satisfactory evidence of the Debt Repayment (“Debt Repayment Evidence”).

Upon receipt by Bank of the Debt Repayment Evidence (“Debt Repayment Date”), the term “Subordinated Debt”, which is defined in Section 1 of the Lean Agreement, shall be amended as set forth in Section 2 (c) of this Amendment

4.  Representations.  Borrower represents and agrees that

(a) Except as expressly modified in this Amendment, (a) the representations and warranties set forth in the Loan Agreement and in each related document, agreement, and instrument remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (b) the covenants set forth in the Loan Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as If entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms.

(c) the Articles of Incorporation, Bylaws and Corporate Resolutions and Incumbency Certificate delivered to Bank on or about September 14, 2007 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and Borrower continues to he in good standing under the laws of the State of California.

(d) There is no default continuing under the Loan Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

5.  Conditions Precedent.  The effectiveness of this Amendment is subject to Bank’s receipt of all of the following:

(a) this Amendment and such other agreements and instruments reasonably requested by Bank pursuant hereto (including such documents as are necessary to create and perfect Bank’s interest in the Collateral), each duly executed by Borrower;

(b) payment of all bank expenses Incurred through the date of this Amendment; and

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

6.  No Other Changes.  Except as specifically provided In this Amendment, It does not vary the terms and provisions of any note, mortgage, security agreement, or other document, instrument, or agreement evidencing, securing or relating to the Indebtedness or the Loan Agreement (“Loan Documents”).  This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents.  The terms of this Amendment shall control any conflict between its terms and those of the Loan Agreement.

7.  Ratification.  Except for the modifications under this Agreement, the parties ratify and confirm the Loan Agreement and the Loan Documents and agree that they remain in full force and effect.

8.  Further Modification; No Reliance.  This Amendment may be altered or modified only by written Instrument duly executed by Borrower and Bank.  In executing this Amendment, Borrower Is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

9.  Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10.  Governing Law.  The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

11.  No Defenses.  Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Loan Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

12.  Expenses.  Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

13.  Counterparts.  This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

[end of amendment — signature page follows]

This Amendment No. 1 to Loan and Security Agreement is executed and delivered as of the Effective Date.

SIGNATURE EYEWEAR, INC.
By: /s/ M. Prince (CEO) Michael Prince Its: Chief Executive Officer
COMERICA BANK
By: /s/ Bianca Barredo Bianca Barredo Its: Assistant Vice President

EXHIBIT A
COMPLIANCE CERTIFICATE

Please send all Required Reporting to:                                                                             Comerica Bank
301 E. Ocean Blvd.
Ste. 1800 MC 4444
Long Beach, CA 90802
Attn.: ______________

FROM:   SIGNATURE EYEWEAR, INC.

The undersigned authorized Officer of SIGNATURE EVEWEAR, INC. (“Borrower’), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the Agreement), (i) Borrower is in complete compliance for the period ending 7/31/2001 with all required covenants, except as noted below, and (ii) all representations and warranties of Borrower stated in the Agreement are true end correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Consolidated Financial Statements	Monthly, within 35 days	YES	NO
Consolidated Financial Statements	Quarterly, within 45 days	YES	NO
Audited Consolidated Financial Statements	Annually, within 120 days	YES	NO
A/R Aging	20th day of each calendar month	YES	NO
A/R Aging	20th day of each calendar month	YES	NO
Inventory Report	20th day of each calendar month	YES	NO
Borrowing Base Certificate	20th day of each calendar month	YES	NO
Financial Projections	Annually, within 60 days after FYE	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED QUARTERLY
Minimum 2 Qrt. Pre-Tax Income	$200,000	$_______	YES	NO
Maximum Leverage Ratio	5.00:1.00	_____:1.00	YES	NO
Minimum Quick Ratio	0.33:1.00	_____:1.00	YES	NO
YTD Capital Expenditures	$140,000 annually	$________	YES	NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

SIGNATURE EYEWEAR, INC.	BANK USE ONLY
Authorized Signer Name: Title:	Rec’d by: Date: Reviewed by: Date: Financial Compliance Status: YES/NO